Exhibit 99.1
Report of Independent Registered Public Accounting Firm
To the Board of Directors and Management
of NetREIT
We have audited the accompanying historical statement of revenues and direct operating expenses (“historical statement”) of Sparky’s Thousand Palms Self-Storage (F/K/A Monterey Palms Self-Storage) for the year ended December 31, 2008. This financial statement is the responsibility of the Monterey Palms Self-Storage, LLC management. Our responsibility is to express an opinion on this financial statement based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audit provides a reasonable basis for our opinion.
The accompanying historical statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of Sparky’s Thousand Palms Self-Storage revenues and direct operating expenses.
In our opinion, the historical statement referred to above presents fairly, in all material respects, the revenues and direct operating expenses as described in Note 2, of Sparky’s Thousand Palms Self-Storage for the year ended December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.
The accompanying historical statement of revenues and direct operating expenses for the six months ended June 30, 2009 was not audited by us and, accordingly, we express no opinion or any other form of assurance on this statement.
/s/ Squar, Milner, Peterson, Miranda & Williamson, LLP
San Diego, California
October 30, 2009

Sparky’s Thousand Palms Self-Storage
(F/K/A Monterey Palms Self-Storage)
HISTORICAL STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
For the Six Months Ended June 30, 2009 (unaudited) and for the Year Ended December 31, 2008

	Six Months Ended	Year Ended
	June 30, 2009	December 31, 2008
	(unaudited)

REVENUES
Rental income	$171,782	$304,952

DIRECT OPERATING EXPENSES
Repairs and maintenance	12,441	30,880
Real estate taxes	62,061	121,639
Utilities	11,555	25,437
General and administrative	78,392	156,805

Total direct operating expenses	164,449	334,761

EXCESS (DEFICIT) OF REVENUES OVER DIRECT OPERATING EXPENSES	$7,333	$(29,809)

Sparky’s Thousand Palms Self-Storage
(F/K/A Monterey Palms Self-Storage)
NOTES TO HISTORICAL STATEMENTS OF REVENUES
AND DIRECT OPERATING EXPENSES
For the Six Months Ended June 30, 2009 (unaudited) and for the Year Ended December 31, 2008
1. DESCRIPTION OF REAL ESTATE PROPERTY
On August 21, 2009, NetREIT (the “Company”) completed the acquisition of Sparky’s Thousand Palms Self-Storage (Formerly known as Monterey Palms Self-Storage) (“Thousand Palms”) located at 73230 Varner Road, Thousand Palms, California (the “Property”) from the seller, Monterey Palms Self-Storage, LLC. The purchase price for the Property was $6.2 million. The Company paid the purchase price through a cash payment of $1.5 million which was applied to closing costs and fees and to an existing loan secured by the Property, and assumed a nonrecourse, variable interest rate, Promissory Note, secured by the Property, with a principal balance after the closing of $4.7 million. The loan has a 30-year amortization, a maturity date of March 1, 2034, and the variable interest rate is calculated using the lowest New York prime rate in effect on the first day of the month as published in the money rate section of the West Coast edition of the Wall Street Journal added to the margin of 0.50% subject to interest floor and ceiling provisions. The current interest rate is 5.50%; the floor interest rate is 5.50% and the ceiling interest rate is 10.50%.
The Property consists of nine (9) single story, Class A buildings, constructed of reinforced concrete masonry and metal construction with 113,126 rentable square feet comprised of 549 storage units which range in size from 25 to 300 square feet, and 94 enclosed RV and boat storage units that range in size from 150 to 600 square feet. The Property was built in 2007 and sits on approximately 5.5 acres or 238,273 square feet of land. The Property is located in the Palm Desert/Thousand Palms area adjacent to the Interstate 10 freeway in Riverside County, California.
NetREIT is a California corporation formed to acquire and manage a diverse portfolio of real estate assets. The primary types of properties in which NetREIT invests include office, industrial, self-storage and retail properties located in large metropolitan areas in the United States.
2. BASIS OF PRESENTATION
The accompanying historical statements of revenues and direct operating expenses have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. Thousand Palms is not a legal entity and the accompanying historical statements are not representative of the actual operations for the periods presented as certain revenues and expenses that may not be comparable to the revenues and expenses NetREIT expects to incur in the future operations of Thousand Palms have been excluded. Excluded items include interest, depreciation and amortization and general and administrative costs not directly comparable to the future operations of Thousand Palms. Real estate taxes are based upon taxes paid or accrued. As a result of the acquisition of the Property, the assessed value and related real estate tax expense may change.
An audited historical statement of revenues and direct operating expenses is being presented for the most recent fiscal year available instead of the three most recent years based on the following factors: (i) Thousand Palms was acquired from an unaffiliated party and (ii) based on due diligence of Thousand Palms, management is not aware of any material factors relating to Thousand Palms that would cause this financial information not to be necessarily indicative of future operating results.
3. SIGNIFICANT ACCOUNTING POLICIES
Rental Income
Rental income consists of rent from storage units and late fees and ancillary income. Income from rental operations is recognized over the term of the leases, which are generally month-to-month. Rental income from tenants with lease terms having scheduled rental increases is recognized on a straight-line basis over the term of the lease; however, at December 31, 2008 and June 30, 2009, there are no significant number of such leases. In 2008, income related to rent from storage units was $283,092.
Late fees and ancillary income is recognized when earned. In 2008, income related to late fees and ancillary income was $21,860.

Use of Estimates
The preparation of the historical financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Actual results could materially differ from those estimates.
Advertising
Advertising costs are included in general and administrative expense and charged to expense when incurred. Advertising costs amounted to $15,650 and $35,500 for the periods ended June 30, 2009 and December 31, 2008, respectively.
4. RISKS AND UNCERTAINTIES
The real estate industry is cyclical, being dependent in part on the status of local, regional, and national economies. As such, future revenues and expenses achieved by the Property’s management could materially differ from historical results. If a significant number of tenants were to default or occupancy was to decrease, future revenues of the Property would be severely impacted.
5. INTERIM UNAUDITED FINANCIAL INFORMATION
The historical statement of revenues and direct operating expenses for the six months ended June 30, 2009 is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.